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                       BAYARD DRILLING TECHNOLOGIES, INC.

     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 16, 1999

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The signatory of this Proxy, by executing on the reverse side of this Proxy, hereby appoints and constitutes James E. Brown and David E. Grose, III, and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Bayard Drilling Technologies, Inc. Common Stock entitled to be voted by the signatory at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on March 16, 1999, or at any reconvened meeting after any adjournment or postponement thereof, on the matter set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Special Meeting or any reconvened meeting after any adjournment or postponement thereof.

IMPORTANT - PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.

THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ITEM 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.


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                       BAYARD DRILLING TECHNOLOGIES, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

Please mark your vote like this [X]

1. Adoption of the Merger Agreement as described in the accompanying Proxy Statement/Prospectus.

         [ ] For                 [ ]Against               [ ]Abstain

                          [ ] I (WE) PLAN TO ATTEND THE SPECIAL MEETING OF
                              STOCKHOLDERS ON MARCH 16, 1999.

                              Please sign exactly as your name appears hereon. Executors, administrators, guardians, and others signing in a fiduciary capacity should indicate such capacity when signing. If shares are held jointly, each holder should sign. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Date
                                  ---------------------------------------------
                              Signature(s)
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